UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 3, 2012

CITYCENTER HOLDINGS, LLC

(Exact name of registrant as specified in its charter)

DELAWARE	333-184090	35-2314378
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

4882 Frank Sinatra Drive, Las Vegas, Nevada	89158
(Address of principal executive offices)	(Zip code)

(702) 590-7111

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 3, 2012, William P. McBeath stepped down from his position as President and Chief Operating Officer of CityCenter Holdings, LLC (the “Company”) and Aria Resort & Casino, LLC (“Aria”) and resigned from all positions as an officer and/or director of the Company, Aria and their affiliates. Mr. McBeath confirmed that his resignation was not the result of a disagreement with the Company as to its operations, policies or practices. In connection therewith, on December 3, 2012 (the “Separation Date”), Mr. McBeath entered into an Employment Separation Agreement and Complete Release of Claims (the “Separation Agreement”), pursuant to which his active employment with Aria and the Company immediately terminated. The Separation Agreement provides that, in exchange for a general release of claims, Mr. McBeath will be entitled to continue to receive his regular base salary at his current rate of pay and current health benefits through December 31, 2013. In addition, Mr. McBeath will be entitled to receive an additional amount equal to the annual bonus he would have been entitled to under the terms of the 2012 Management Incentive Program. The Separation Agreement further provides that the restrictive covenants included in his employment agreement (e.g., his agreement not to compete or solicit) survive the termination of his employment and his employment agreement and are incorporated into the Separation Agreement, except that Mr. McBeath’s non-competition covenant will run through June 3, 2013 notwithstanding any provision to the contrary in his employment agreement.  The foregoing summary of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

On December 4, 2012, Corey I. Sanders, Chief Operating Officer of MGM Resorts International, was appointed to the Board of Directors of the Company.

Item 9.01   Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits:

Exhibit No.	Description

10.1

Employment Separation Agreement and Complete Release of Claims, effective as of December 3, 2012, by and between William P. McBeath and Aria Resort and Casino, LLC, for itself and its parents, subsidiaries and affiliates.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 7, 2012

CityCenter Holdings, LLC

By: Project CC, LLC,
its Managing Member

By:	/s/ Andrew Hagopian III
	Name:	Andrew Hagopian III
	Title:	Assistant Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

10.1

Employment Separation Agreement and Complete Release of Claims, effective as of December 3, 2012, by and between William P. McBeath and Aria Resort and Casino, LLC, for itself and its parents, subsidiaries and affiliates.